Exhibit 10.2

SECURITY AGREEMENT

Dated effective as of December 15, 2014

DEBTOR:                                                                                            SECURED PARTY:

Scio Diamond Technology Corporation
411 University Ridge, Suite D Greenville, South Carolina 29601
State of Formation:  Nevada
Federal ID No. 45-3849662
  Heritage Gemstone Investors, LLC
136 Rubiwood Circle
Greer, SC 29651

1.         Security Interest and Collateral. To secure the payment and performance of each and every debt, liability and obligation of every type and description that Debtor may now or at any time hereafter owe to Secured Party (including, but not limited to, whether such debt, liability or obligation now exists or is hereafter created or incurred, and whether it is or may be direct or indirect, due or to become due, absolute or contingent, primary or secondary, liquidated or unliquidated, or joint, several or joint and several; all such debts, liabilities and obligations collectively referred to as the "Obligations"), including, without limitation, the debt liability and obligation of Debtor to Secured Party evidenced by that certain Promissory Note of even date herewith in the original principal amount not to exceed $2,000,000.00 (the ''Note" or "Secured Note") and payment and other obligations of Debtor arising under that certain Agreement for the Sale and Lease of Growers by and between Debtor and Secured Party and dated on or about even date herewith, Debtor hereby grants Secured Party a security interest (the "Security Interest") in the following property (the "Collateral"):

(a)      INVENTORY: All inventory of Debtor, whether now owned or hereafter acquired and wherever located;

(b)      EQUIPMENT: All equipment of Debtor, whether now owned or hereafter acquired, including, but not limited to, all present and future growers, including, without limitation those growers identified on Schedule A.1 attached hereto, machinery, vehicles, furniture, fixtures, manufacturing equipment, shop equipment, office and recordkeeping equipment, parts and tools, and the goods described in any equipment schedule or list herewith or hereafter furnished to Secured Party by Debtor (but no such schedule or list need be furnished in order for the security interest granted herein to be valid as to all of Debtor's equipment);

(c)      ACCOUNTS AND OTHER RIGHTS TO PAYMENT: Each and every right of Debtor to the payment of money, whether such right to payment now exists or hereafter arises, whether such right to payment arises out of a sale, lease or other disposition of goods or other property by Debtor, out of a rendering of services by Debtor, out of a loan by Debtor, out of the overpayment of taxes or other liabilities of Debtor, or otherwise arises under any contract or agreement, whether such right to payment is or is not already earned by performance, and howsoever such right to payment may be evidenced, together with all other rights and interests (including all liens and security interests) that Debtor may at any time have by law or agreement against any account debtor or other obligor obligated to make any such payment or against any of the property of such account debtor or other obligor; all including, but not limited to, all payment intangibles, debt instruments, chattel paper, accounts, deposit accounts, loans and obligations receivable and tax refunds;

(d)      INTANGIBLES: All intangibles of Debtor, whether now owned or hereafter acquired, including, but not limited to, general intangibles, investment property (including, but not limited to, limited liability  company  membership interests, partnership interests and corporate stock interests), software, applications for patents, patents, copyrights, trademarks, trade secrets, goodwill, trade names, customers lists, permits and franchises, internet domain names, uniform resource locators (URLs), website contracts and registration rights and the right to use Debtor's name; together with all substitutions and replacements for and products of any of the foregoing property and together with proceeds of any and all of the foregoing property and, in the case of all tangible Collateral, together with all accessions and together with: (i) all accessories, attachments, parts, equipment and repairs now or hereafter attached or affixed to or used in connection with any such goods, and (ii) all warehouse receipts, bills of lading and other documents of title now or hereafter covering such goods.

All of the foregoing whether now owned or hereafter acquired and wherever located together with any products and proceeds thereof, and any appurtenances, accessions and other rights, claims or benefits arising from or pertaining thereto, including, but not limited to, any claims to any of the foregoing property, and any claims of Debtor against any third parties, for the damage to or destruction of any or all portions of such property and or for proceeds payable under, or unearned premiums with respect to, policies of insurance.

2.         Representations, Warranties and Agreements.  Debtor represents, warrants and agrees that:

(a)            Debtor is a Nevada Corporation.

(b)      The Collateral will be used primarily for business purposes and shall only be located at: (i) the address of Debtor set forth in the caption of this Agreement or (ii) 28 Global Drive, Greenville, South Carolina 29607.

(c)      Debtor's chief executive office is located at the address of Debtor shown at the beginning of this Agreement.

3.            Additional  Representations,  Warranties  and  Agreements.  Debtor represents, warrants and agrees that:

(a)      Debtor has (or will have at the time Debtor acquires rights in Collateral hereafter arising) absolute title to each item of Collateral free and clear of all security interests, liens and  encumbrances, except the Security Interest or other security interests in favor of Secured Party, and will defend the Collateral against all claims or demands of all persons other than Secured Party. Any such security interests, liens or encumbrances not permitted under this Agreement shall be void. Debtor will not sell or otherwise dispose of the Collateral or any interest therein without the prior written consent of Secured Party. This Agreement has been duly and validly authorized by all necessary corporate action.

(b)       Each right to payment and each instrument, document, chattel paper and other agreement constituting or evidencing Collateral is (or will be when arising or issued) the valid, genuine and legally enforceable obligation, subject to no defense, setoff or counterclaim (other than those arising in the ordinary course of business) of the account debtor or other obligor named therein or in Debtor's records pertaining thereto as being obligated to pay such obligation. Debtor will neither agree to any  material modification or amendment nor agree to any cancellation of any such obligation without Secured Party's prior written consent, and will not subordinate any such right to claims of other creditors of such account debtor or other obligor.

(c)            Debtor will:

(i)       keep all tangible Collateral in good repair, working order and condition, normal depreciation excepted, and will, from time to time, replace any worn, broken or defective parts thereof;

(ii)       promptly pay all taxes and other governmental charges levied or assessed upon or against any Collateral or upon or against the creation, perfection or continuance of the Security Interest except as Debtor shall contest in good faith and by appropriate proceedings providing such reserves as are required by generally accepted accounting principles;

(iii)      keep all Collateral free and clear of all security interests, liens and encumbrances except for the Security Interest;

(iv)      at all reasonable times, permit Secured Party or its representatives to examine or inspect  any Collateral, wherever located, and to examine, inspect and copy Debtor's books and records pertaining to the Collateral and its business and financial condition and to send and discuss with account debtors and other obligors requests for verifications of amounts owed to Debtor;

(v)       keep accurate and complete records pertaining to the Collateral and pertaining to Debtor's business and financial condition and submit to Secured Party such periodic reports concerning the Collateral and Debtor's business and financial condition as Secured Party may from time to time reasonably request;

(vi)      promptly notify Secured Party of any loss of or material damage to any Collateral or of any adverse change, known to Debtor, in the prospect of payment of any sums due on or under any instrument, chattel paper, or account constituting Collateral;

(vii)     if Secured Party at any time so requests (whether the request is made before or after the occurrence of an Event of Default), promptly deliver to Secured Party any instrument, document or chattel paper constituting Collateral, duly endorsed or assigned by Debtor;

(viii)    at all times keep all tangible Collateral insured against risks of fire (including so-called extended coverage), theft, collision (in case of Collateral consisting of motor vehicles) and such other risks and in such amounts as Secured Party may reasonably request with any loss payable to Secured Party to the extent of its interest;

(ix)      from time to time authorize such financing statements as Secured Party may reasonably require in order to perfect the Security Interest and, if any Collateral consists of an asset subject to a certificate of title, execute such documents as may be required to have the Security Interest properly noted on a certificate of title;

(x)       pay when due or reimburse Secured Party on demand for all costs of collection of any of the Obligations and all other out-of-pocket expenses (including in each case all reasonable attorneys' fees) incurred by Secured Party in connection with the creation, perfection, satisfaction, protection, defense or enforcement of the Security  Interest or the creation, continuance, protection, defense or enforcement of this Agreement or any or all of the Obligations, including expenses incurred in any litigation or bankruptcy or insolvency proceedings;

(xi)      execute, deliver or endorse any and all instruments, documents, assignments, security agreements and other agreements and writings that Secured Party may at any time reasonably request in order to secure, protect, perfect or enforce the Security Interest and Secured Party's rights under this Agreement;

(xii)     not use or keep any Collateral, or permit it to be used or kept, for any unlawful purpose or in violation of any federal, state or local law, statute or ordinance;

(xiii)    not permit any tangible Collateral to become part of or to be affixed to any real property without first assuring to the reasonable satisfaction of Secured Party that the Security Interest will be prior and senior to any interest, or lien then held or thereafter acquired by any mortgagee of such real property or the owner or purchaser of any interest therein; and

(xiv)    inform Secured Party of any change to Debtor's name, address or state of formation prior to the effective date of such change and authorize and deliver to Secured Party any financing  statement that is necessary  as a result of that change to maintain the perfected status of the Security Interest.

If Debtor at any time fails to perform or observe any agreement contained in this Section 3(c), and if such failure shall continue for a period of ten (10) calendar days after Secured Party gives Debtor written notice thereof (or, in the case of the agreements contained in clauses (viii) and (ix) of this Section 3(c), immediately upon the occurrence of such failure, without notice or lapse of time), Secured Party may (but need not) perform or observe such agreement on behalf and in the name, place and stead of Debtor (or, at Secured Parry's option, in Secured Party's own name) and may (but need not) take any and all other actions that Secured Party may reasonably deem necessary to cure or correct such failure (including, without limitation, the payment of taxes, the satisfaction of security interests, liens, or encumbrances, the performance of obligations under contracts or agreements with account debtors or other obligors, the procurement and maintenance of insurance, the filing of financing statements, the endorsement of instruments, and the procurement of repairs, transportation or insurance); and except to the extent that the effect of such payment would be to render any loan or forbearance of money usurious or otherwise illegal under any applicable law, Debtor shall thereupon pay Secured Party on demand the amount of all moneys expended and all costs and expenses (including reasonable attorneys' fees) incurred by Secured Party in connection with or as a result of Secured Party's performing or observing such agreements or taking such actions, together with interest thereon from the date expended or incurred by Secured Party at the highest rate then applicable to any of the Obligations. To facilitate the performance or observance by Secured Party of such agreements of Debtor, Debtor hereby irrevocably appoints (which appointment is coupled with an interest) Secured Party, or its delegate, as the attorney-in-fact of Debtor with the right (but not the duty) from time to time to create, prepare, complete, execute, deliver, endorse or file, in the name and on behalf of Debtor, any and all instruments, documents, financing statements, termination statements for filings not permitted under this Agreement held by other secured parties, applications for insurance and other agreements  and  writings  required  to  be obtained,  executed,  delivered  or endorsed  by Debtor under this Section 3.

4.         Account Verification and Collection Rights of Secured Party. Secured Party shall have the right to verify any accounts in the name of Debtor or in its own name; and Debtor, whenever requested, shall furnish Secured Party with duplicate statements of the accounts, which statements may be mailed or delivered by Secured Party for that purpose. Secured Party may at any time (both before and after the occurrence of an Event of Default) notify any account debtor, or any other person obligated to pay any amount due, that such chattel paper, account, or other right to payment has been assigned or transferred to Secured Party for security and shall be paid directly to Secured Party. If Secured Party so requests at any time, Debtor will so notify such account debtors and other obligors in writing and will indicate on all invoices to such account debtors or other obligors that the amount due is payable directly to Secured Party. At any time after Secured Party or Debtor gives such notice to an account debtor or other obligor, Secured Party may (but need not), in its own name or in Debtor's name, demand, sue for, collect or receive any money or property at any time payable or receivable on account of, or securing, any such chattel paper, account, or other right to payment, or grant any extension to, make any compromise or settlement with or otherwise agree to waive, modify, amend or change the obligations (including collateral obligations) of any such account debtor or other obligor.

5.         Assignment of Insurance. Debtor hereby assigns to Secured Party, as additional security for the payment of the Obligations, any and all moneys (including, but not limited to, proceeds of insurance and refunds of unearned premiums) due or to become due under and all other rights of Debtor under or with respect to, any and all policies of insurance covering the Collateral, and Debtor hereby directs the issuer of any such policy to pay any such moneys directly to Secured Party. Both before and after the occurrence of an Event of Default, Secured Party may (but need not), in its own name or in Debtor's name, execute and deliver proofs of claim, receive all such moneys, endorse checks and other instruments representing payment of such moneys, and adjust, litigate, compromise or release any claim against the issuer of such policy.

6.            Events of Default.                                      "Events of Default" in this Agreement means any of the following events:

(a)            There occurs any Event of Default under that certain Loan Agreement by and between Debtor and Secured Party dated of even date herewith (the "Loan Agreement");

(b)            Debtor fails to pay when due any principal, interest, fees or other payments due under the Secured Note or any other indebtedness of Debtor to Secured Party,

whether any such indebtedness is now existing or hereafter arises and whether direct or indirect, due or to become due, absolute or contingent, primary or secondary or joint or joint and several;

(c)      Debtor shall fail to perform or comply with any of the covenants, conditions or agreements to be observed or performed by it under this Security Agreement, and/or the Secured Note, and/or the Loan Agreement, or any credit or similar agreement between Debtor and Secured Party for a period of twenty (20) days after written notice of such default given by Secured Party and/or Guarantor;

(d)    This Security Agreement and/or the Secured Note, and/or the Loan Agreement, cease(s) to be in full force and effect or is declared null and void or the validity or enforceability hereof and/or thereof is contested or challenged by Debtor or any of its members;

(e)      If a garnishment summons or a writ of attachment is issued against or served upon Secured Party for the attachment of any property of Debtor in Secured Party's possession or any indebtedness owing to Debtor;

(f)        If a petition is filed by or against Debtor under the United States Bankruptcy Code, or if a trustee, receiver or similar officer is appointed for Debtor or for the property of Debtor, and in the case of any such action or proceeding commenced against any such party, such action or proceeding is not dismissed within sixty (60) days; or

(g)      If the Secured Party shall at any time have reasonable grounds to believe that the prospect of due and punctual payment of any of the obligations of the Debtor now or hereafter existing under, or pursuant to, this Security Agreement, and/or the Secured Note is impaired.

7.         Remedies upon Event of Default.   Upon the occurrence of an Event of Default under Section 6 and at any time thereafter, Secured Party may exercise any one or more of the following rights and remedies: (i) declare all unmatured obligations pursuant to the Note and/or this Agreement to be immediately due and payable, and the same shall thereupon be immediately due and payable, without presentment of other notice or demand; (ii) exercise and enforce any or all rights and remedies available upon default to a secured party under the Uniform Commercial Code, including, but not limited to, the right to take possession of any Collateral, proceeding without judicial process or by judicial process (without a prior hearing or notice thereof, which Debtor hereby expressly waives), and the right to sell, lease or otherwise dispose of any or all of the Collateral, and in connection therewith, Secured Party may require Debtor to make the Collateral available to Secured Party at a place to be designated by Secured Party that is reasonably convenient to both parties, and if notice to Debtor of any intended disposition of Collateral or any other intended action is required by law in a particular instance, such notice shall be deemed commercially reasonable if given (in the manner specified in Section 10) at least ten (10) calendar days prior to the date of intended disposition or other action; (iii) exercise or enforce any or all other rights or remedies available to Secured Party at law, equity, or agreement against the Collateral, against Debtor or against any other person or property. Secured Party is hereby granted a nonexclusive, worldwide and royalty-free license to use or otherwise exploit all trademarks, trade secrets, franchises, copyrights and patents of Debtor that Secured Party deems necessary or appropriate to the disposition of any Collateral.

8.         Other Personal Property.  Unless at the time Secured Party takes possession of any tangible Collateral, or within seven days thereafter, Debtor gives written notice to Secured Party of the existence of any goods, papers or other property of Debtor, not affixed to or constituting  a part of such Collateral, but that are located or found upon or within such Collateral, describing such property, Secured Party shall not be responsible or liable to Debtor for any action taken or omitted by or on behalf of Secured Party with respect to such property without actual knowledge of the existence of any such property or without actual knowledge that it was located or to be found upon or within such Collateral.

9.         Termination. This Agreement and Secured Party's security interests created hereunder shall continue until repayment in full of the Obligations; PROVIDED, HOWEVER, that Secured Party's security interests hereunder shall terminate on the repayment in full of the Note, together with all outstanding interest, default interest, fees, costs and reimbursement and indemnity obligations thereon and under the other Loan Documents have been satisfied in full.

10.       Miscellaneous.   This Agreement does not contemplate a sale of accounts, payment intangibles or chattel paper. This Agreement can be waived, modified, amended, terminated or discharged and the Security Interest can be released, only explicitly in a writing signed by Secured Party. A waiver signed by Secured Party shall be effective only in a specific instance and for the specific purpose given. Mere delay or failure to act shall not preclude the exercise or enforcement of any of Secured Party's rights or remedies. All rights and remedies of Secured Party shall be cumulative and may be exercised singularly or concurrently, at Secured Party's option, and the exercise or enforcement of any one such right or remedy shall neither be a condition to not bar the exercise or enforcement of any other. All notices to be given to Debtor shall be deemed sufficiently given if delivered or mailed by registered or certified mail, postage prepaid, to Debtor at its address set forth above or at the most recent address shown on Secured Party's records. Secured Party's duty of care with respect to Collateral in its possession (as imposed by  law) shall be deemed fulfilled if Secured Party exercises reasonable care in physically safekeeping such Collateral or, in the case of Collateral in the custody or possession of a bailee or other third person, exercises reasonable care in the selection of the bailee or other third person, and Secured Party need not otherwise preserve, protect, insure or care for any Collateral. Secured Party shall not be obligated to preserve any rights Debtor may have against prior parties, to realize on the Collateral at all or in any particular manner or order, or to apply any cash proceeds of Collateral in any particular order of application and Secured Parry may disclaim any and all implied warranties (as imposed by law) in connection with the disposition of Collateral. This Agreement shall be binding upon and inure to the benefit of Debtor and Secured Party and their respective heirs, representatives, successors and assigns and shall take effect when signed by Debtor and delivered to Secured Party, and Debtor waives notice of Secured Party's acceptance hereof. Secured Party may execute this Agreement if appropriate for the purpose of filing, but the failure of Secured Party to execute this Agreement shall not affect or impair the validity or effectiveness of this Agreement. This Agreement shall be governed by the internal laws of the State of South Carolina. If any provision or application of this Agreement is held unlawful or unenforceable in any respect, such illegality or unenforceability shall not affect other provisions or applications that can be given effect and this Agreement shall be construed as if the unlawful or unenforceable provision or application had never been contained herein or prescribed hereby. All representations and warranties contained in this Agreement shall survive the execution, delivery and performance of this Agreement and the creation and payment of the

Obligations. Debtor hereby irrevocably submits to the jurisdiction of state and federal courts of Greenville County, South Carolina, over any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of such action or proceeding may be heard an determined in any such court.

[SIGNATURE PAGE ATTACHED]

EXECUTED, by the undersigned this Security Agreement to be effective as of the date above first written:

BORROWER:
SCIO DIAMOND TECHNOLOGY CORPORATION
A Nevada corporation

By:	/s/ Gerald McGuire
Gerald McGuire
Its:	Chief Executive Officer

LENDER:
HERITAGE GEMSTONE INVESTORS, LLC

By:	/s/ Billy J. Coleman
Billy J. Coleman
Its:	President and Chief Executive Officer